UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2020

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company	63-0004250
(An Alabama Corporation)
600 North 18th Street
Birmingham, Alabama 35203
(205) 257-1000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Alabama Power Company	5.00% Series Class A Preferred Stock	ALP PR Q	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Alabama Power Company (the “Company”) held its Annual Meeting of Shareholders on April 24, 2020. Shareholders voted as follows on the matters presented for a vote:

1.	The nominees for election to the Board of Directors were elected by the holders of the Company’s common stock, preferred stock and Class A Preferred Stock based on the following votes:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Angus R. Cooper, III	30,966,228	15,898	35,015	0
Mark A. Crosswhite	30,948,861	32,973	35,307	0
O. B. Grayson Hall, Jr.	30,965,674	16,200	35,267	0
Anthony A. Joseph	30,928,928	52,919	35,294	0
James K. Lowder	30,963,906	17,991	35,244	0
Robert D. Powers	30,965,910	15,989	35,242	0
Catherine J. Randall	30,951,424	30,805	34,912	0
R. Mitchell Shackleford, III	30,965,697	16,173	35,271	0
Phillip M. Webb	30,965,983	15,802	35,356	0

2.	The proposal to approve, on an advisory basis, the Company’s named executive officers’ compensation was approved by the Company’s common shareholder based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,537,500	0	0	0

3.	The common shareholder voted, on an advisory basis, to conduct future advisory votes to approve the compensation of the Company’s named executive officers as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
30,537,500	0	0	0	0
The Board of Directors of the Company recommended that shareholders vote to conduct future advisory votes to approve the compensation of the Company’s named executive officers on an annual basis. In light of this recommendation and the shareholder vote, the Board of Directors, on April 24, 2020, determined that the Company will conduct future advisory votes to approve the compensation of the Company’s named executive officers annually.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020	ALABAMA POWER COMPANY

	By:	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary